                                                                  Rule 424(b)(3)
                                                              Reg. No. 333-73572

                              MEDIX RESOURCES, INC.
                            SUPPLEMENT TO PROSPECTUS
                               DATED JULY 25, 2002

     On August 20,  2002,  the Company  filed with the SEC its Form 10-Q for the fiscal  quarter ending June 30, 2002.  The Form 10-Q is hereby  incorporated  by reference into the Prospectus  referred to above. A copy of the Form 10-Q can be obtained  from  the  Company  or from the SEC,  and must be  delivered  with the
Prospectus. Our net loss for the quarter and six months ending June 30, 2002 was
($1,309,000)  and  ($2,986,000),  respectively.  At  June  30,  2002,  we had an
accumulated   deficit  of  ($37,045,000)   and  a  working  capital  deficit  of
($1,361,000).

     In addition,  we hereby  incorporate  by reference  into the Prospectus our
Current  Reports  on Form 8-K  filed  with the SEC on  August 5 and  August  13, respectively.  Such Forms 8-K must be delivered with the Prospectus.  Copies can be obtained from the Company or from the SEC.

                 The date of this Supplement is August 20, 2002